     As filed with the Securities and Exchange Commission on June 6, 2001
                                         Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549-1004

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                      Electronic Data Systems Corporation
            (Exact name of registrant as specified in its charter)

          Delaware                                               75-2548221
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               5400 Legacy Drive
                            Plano, Texas 75024-3105
                                (972) 604-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            D. Gilbert Friedlander
                      Electronic Data Systems Corporation
                               5400 Legacy Drive
                            Plano, Texas 75024-3105
                                (972) 604-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies To:

        David B. Hollander                                 Robert L. Kimball
Electronic Data Systems Corporation                      Vinson & Elkins L.L.P.
        5400 Legacy Drive                              3700 Trammell Crow Center
      Plano, TX  75024-3105                                2001 Ross Avenue
                                                        Dallas, TX  75201-2975

                             --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                             --------------------

                        CALCULATION OF REGISTRATION FEE


                                                                    Proposed             Proposed
                                                                 maximum offering     maximum aggregate
         Title of each class of                 Amount to           price per            offering               Amount of
       securities to be registered            be registered          unit(1)             price(2)            registration fee
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities (4)(11)
Common Stock (5)(11).....................          (3)                (3)                  (3)                   (3)
Preferred Stock (6)(11)..................
Depositary Shares (7)(11)................
Warrants (8)(11).........................
Stock Purchase Contracts (9)(11).........
Stock Purchase Units (10)(11)............
==================================================================================================================================
     Total...............................  $4,000,000,000 (12)        100%             $4,000,000,000 (12)   $827,586.21 (12)(13)
==================================================================================================================================

(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

                                              (footnotes continued on next page)

     Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus contained in this Registration Statement is a combined prospectus and relates to securities registered under this Registration Statement and $500,000,000 aggregate amount of securities registered and remaining unsold under the registrant's Registration Statement on Form S-3 (No. 333-10145) initially filed on August 14, 1996, and declared effective on August 21, 1996. Pursuant to Rule 429(b), this Registration Statement also constitutes Post-Effective Amendment No. 1 to that previous registration statement, which Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. If securities previously registered under that previous registration statement are offered and sold before the effective date of this Registration Statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

(continued from previous page)

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.
(4) Subject to note (12) below, there is being registered an indeterminate principal amount of debt securities.
(5) Subject to note (12) below, there is being registered an indeterminate number of shares of common stock. Each share of common stock registered hereunder includes an associated Series A Junior Participating Preferred Stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the Series A Junior Participating Preferred Stock purchase rights are not exercisable, are evidenced by certificates representing the common stock, and may be transferred only with the common stock. No separate consideration is payable for the Series A Junior Participating Preferred Stock purchase rights.
(6) Subject to note (12) below, there is being registered an indeterminate number of shares of preferred stock.
(7) Subject to note (12) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(8) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, preferred stock or common stock.
(9) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, depositary shares, common stock or other securities.
(10) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.
(11) Subject to note (12) below, this Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, depositary shares or warrants registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock, depositary shares or warrants.
(12) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the combined prospectus contained in this Registration Statement exceed $4,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock, common stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(13) Calculated pursuant to Rule 457(o) at the statutory rate of $250 per $1,000,000 of securities registered and, pursuant to Rule 457(p), minus the filing fee of $172,413.79 previously paid on August 14, 1996, in respect of $500,000,000 aggregate amount of unsold securities included in the prospectus herein from the registrant's Registration Statement on Form S-3 (No. 333-10145).

                   SUBJECT TO COMPLETION, DATED JUNE 6, 2001


PROSPECTUS


                                  [EDS LOGO]


                                $4,000,000,000

                      Electronic Data Systems Corporation

                                Debt Securities
                                 Common Stock
                                Preferred Stock
                               Depositary Shares
                                   Warrants
                           Stock Purchase Contracts
                             Stock Purchase Units


     We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities. Our common stock is listed on the New York Stock Exchange under the symbol "EDS."

                             --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             --------------------

                The date of this prospectus is         , 2001.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer of sale is not permitted.

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

ABOUT THIS PROSPECTUS..............................................  1
ELECTRONIC DATA SYSTEMS CORPORATION................................  1
DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS........................  1
WHERE YOU CAN FIND MORE INFORMATION................................  2
INFORMATION WE INCORPORATE BY REFERENCE............................  2
USE OF PROCEEDS....................................................  3
RATIO OF EARNINGS TO FIXED CHARGES.................................  3
DESCRIPTION OF DEBT SECURITIES.....................................  3
DESCRIPTION OF CAPITAL STOCK....................................... 17
DESCRIPTION OF DEPOSITARY SHARES................................... 22
DESCRIPTION OF WARRANTS............................................ 24
DESCRIPTION OF STOCK PURCHASE CONTRACTS  AND STOCK PURCHASE UNITS.. 26
PLAN OF DISTRIBUTION............................................... 26
LEGAL MATTERS...................................................... 28
EXPERTS............................................................ 28

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $4.0 billion or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

     The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

     References in this prospectus to the terms "we," "us" or "EDS" or other similar terms mean Electronic Data Systems Corporation, unless we state otherwise or the context indicates otherwise.

                      ELECTRONIC DATA SYSTEMS CORPORATION

     We have been a leader in the global information technology (IT) services industry for almost 40 years. We provide strategy, implementation, and hosting services and solutions for clients managing the complexities of the digital economy, bringing together the world's best technologies to address our clients' critical business imperatives. Our end-to-end portfolio of services integrates our four lines of business - Information Solutions, Business Process Management, E.solutions and A.T. Kearney - to help clients solve complex business issues and achieve results with technology. Our seven Global Industry Groups - Communications, Energy, Financial, Government, Health Care, Manufacturing and Retail, and Transportation - work with each of our lines of business and client executive teams to most effectively position us within our target markets.

     Electronic Data Systems Corporation was incorporated in Delaware in 1994 and, at the time of our split-off from General Motors Corporation in 1996, we became the successor to the business and operations of the Texas corporation that had been incorporated under the same name in 1962. In 1984, GM acquired all of the capital stock of the Texas corporation, which before that time had been an independent, publicly-held corporation. As a result of the split-off, we once again became an independent, publicly-held corporation with our common stock listed for trading on the New York Stock Exchange and the London Stock Exchange.

     As of December 31, 2000, we employed approximately 122,000 persons. Our principal executive offices are located at 5400 Legacy Drive, Plano, Texas 75024-3105, telephone number: (972) 604-6000.

                  DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan" and "forecast." Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Those factors include:

     . competition in our lines of business and its effect on pricing, revenues, and margins;

     .    the financial performance of current and future client contracts;

     . with respect to client contracts accounted for under the percentage-of-completion method of accounting, the performance of such contracts in accordance with our cost estimates;

     . our ability to improve productivity and achieve synergies from acquired businesses;

     . the degree to which third parties continue to outsource information technology and business processes;

     .    the cost of attracting and retaining highly skilled personnel;

     .    changes in interest rates and foreign currency exchange rates; and

     . the effect of accounting policies issued periodically by accounting standard-setting bodies.

     These and other factors are discussed in our reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the pubic reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our web site at www.eds.com. We do not intend for information contained in our web site to be part of this prospectus.

                    INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update this prospectus.

     We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

     .    Annual Report on Form 10-K for the year ended December 31, 2000;

     .    Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     .    Current Report on Form 8-K filed June 4, 2001; and

     . the description of our common stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on May 29, 1996.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates.

     You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning or writing us at the following address:

     EDS Investor Relations--Mailstop H1-2D-05
     5400 Legacy Drive
     Plano, Texas  75024-3105
     Telephone Number:  (972) 605-8933

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     .    reduction or refinancing of debt or other corporate obligations;

     .    acquisitions;

     .    capital expenditures; and

     .    working capital.

     Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:


                           For the Years Ended December 31,
For the Three Months       --------------------------------
Ended March 31, 2001       2000   1999   1998   1997   1996
--------------------       ----   ----   ----   ----   ----
        6.4x               4.4x   2.3x   3.6x   3.8x   2.8x

     The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

     . earnings consist of earnings before income taxes, cumulative effect of a change in accounting principle, minority interest in consolidated subsidiaries, and undistributed equity in income (losses) of affiliates, plus distributed income of equity investees, and fixed charges, less capitalized interest; and

     . fixed charges consist of total interest expense, including capitalized interest, dividends on redeemable preferred stock of subsidiaries and a portion of rentals for real and personal property deemed to be representative of the interest component of rent expense.

     We did not have any preferred stock outstanding during the periods presented above. There were no preferred stock dividends paid or accrued during the periods presented above.


                        DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

     Our unsecured senior debt securities will be issued under an Indenture, dated as of August 12, 1996, between us and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as trustee, or another indenture to be entered into by us and that or another trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and that or another trustee.

     A copy of the August 12, 1996, senior debt indenture has been previously filed with the SEC and incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part, and is incorporated by reference into this prospectus. Another form of senior debt indenture is filed as an exhibit to the Registration Statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated debt indenture is filed as an exhibit to the Registration Statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

     The indentures will not limit the amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of EDS. We currently conduct substantially all of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

     Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

     The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

     1.   the title of the debt securities;

     2. whether they are senior debt securities or subordinated debt securities;

     3. the total amount of the debt securities authorized and the amount outstanding, if any;

     4. any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

     5. the identity of the person to whom we will pay interest if it is anybody other than the noteholder;

     6.   when the principal of the debt securities will mature;

     7. the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

     8. when interest will be payable, as well as the record dates for determining to whom we will pay interest;

     9. where the principal of, premium, if any, and interest on the debt securities will be paid;

     10. any obligation of ours to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

     11. when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

     12. whether we have any obligation to redeem or repurchase the debt securities at the holder's option;

     13. the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

     14. the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

     15. the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

     16. any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

     17. whether the debt securities will be issued in electronic, global or certificated form;

     18. if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

     19. the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

     20. any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

     21. whether the debt securities will be issued as registered securities or bearer securities and, if the debt securities are bearer securities, whether coupons will be attached, whether and to whom any additional interest payments shall be made, the circumstances, if any, under which the bearer debt securities may be exchanged for registered debt securities;

     22. any additions or changes to the covenants relating to permitted consolidations, mergers or sales of assets or otherwise;

     23. if any debt securities do not bear interest, the dates for any required reports to the trustee;

     24. the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

     25. whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

     26.  the terms of any repurchase or remarketing rights of third parties;
          and

     27.  any other terms of the debt securities.

     Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities.

     We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

     We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

     Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of "senior indebtedness" will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

     Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series.

     Upon any payment or distribution of our assets to creditors or upon a total or partial liquidation or dissolution of EDS or in a bankruptcy, receivership, or similar proceeding relating to EDS or our property, holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, or interest with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness (except that these holders may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities), all as described in the applicable prospectus supplement.

     Unless otherwise provided in an applicable prospectus supplement, we may not make any payments of principal, premium, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of the subordinated debt securities, or repurchase, redeem, or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by our delivery of subordinated debt securities to the trustee in satisfaction of our sinking fund obligation) any subordinated debt securities if:

     . any principal, premium, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

     . any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or we and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

     Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

     By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

     Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

     . failure to pay interest on our debt securities of that series (or any payment with respect to the related coupons, if any) for thirty days past the applicable due date;

     . failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise);

     . failure to make any sinking fund payment on debt securities of that series when due;

     . failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

     . acceleration of more than $50,000,000 of our indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within 10 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

     . specified events relating to our bankruptcy, insolvency or reorganization; and

     . any other event of default provided with respect to debt securities of that series.

     An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

     If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of and interest on all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

     Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, any event of default arising from that default shall be deemed to have been cured for all purposes, and EDS, the trustee, and the holders of the senior debt securities of that series will be restored to their former positions and rights under the indenture.

     The trustee under an indenture will, within 90 days after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities of that series notice of all uncured defaults with respect to that series known to it, unless the defaults have been cured or waived before the giving of the notice, but the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of those debt securities, except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series.

     A holder may institute a suit against us for enforcement of such holder's rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

     . the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

     . holders of at least 25% of the aggregate principal amount of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

     . the trustee does not receive direction contrary to the holder's request within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and

     . the trustee does not institute the requested proceeding within 60 days following such notice.

     The indentures will require us every year to deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

     A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our credit facilities or other indebtedness.

Satisfaction and Discharge of the Indentures

     An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

     . we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

     . all debt securities and coupons of that series not previously delivered to the trustee for cancellation have become due and payable, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons;

and if, in either case, we also pay or cause to be paid all other sums payable under the applicable indenture by us.

Legal Defeasance And Covenant Defeasance

     Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

     . legal defeasance--which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

     . covenant defeasance--which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

     If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

     Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

     . we irrevocably deposit with the trustee, in trust, an amount in funds or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

     . we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

     . 123 days pass after the deposit is made and, during the 123-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

     . no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

     .    the deposit is not a default under any other agreement binding on us;

     . we deliver to the trustee an opinion of counsel to the effect that the trust resulting from the deposit is not, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     . we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

     . we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

     We may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

     . to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

     . to reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

     . to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

     . to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

     . to make any debt security payable in a currency other than that stated in that debt security;

     . to release any security that may have been granted with respect to the debt securities;

     . to make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent;

     . to change any obligations provided for in the indenture to pay any additional interest with respect to bearer securities;

     . to limit our obligations to maintain a paying agency outside the United States for payment on bearer securities or limit our obligation to redeem certain bearer securities;

     . to change any place of payment where any debt security or any premium or interest thereon is payable;

     . to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders;

     . to make any change that adversely affects the right to convert or exchange any debt security into or for other securities, whether or not issued by us, cash or property in accordance with its terms;

     . to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

     . to modify any of the above provisions of the indenture, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

     In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

     . to evidence that another person has become our successor under the provisions of the indenture relating to consolidations, mergers, and sales of assets and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

     . to surrender any of our rights or powers under the indenture, to add to our covenants further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities, and to make a default in any of these additional covenants, restrictions, conditions, or provisions a default or an event of default under the indenture;

     . to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

     . to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

     . to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium, or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect or permits the issuance of debt securities of any series in uncertificated form;

     . to add guarantees with respect to the debt securities or to secure the debt securities;

     . to make any change that does not adversely affect the rights of any holder of a series of debt securities under the indenture;

     . to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

     . to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

     . to establish the form or terms of debt securities and coupons of any series.

  Certain Covenants

     Except as may be provided otherwise in the applicable prospectus supplement, we will be bound by certain restrictions in connection with the issuance of debt securities. Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "--Certain Covenants--Restrictions on Secured Debt," "--Restrictions on Sales and Leasebacks," and "--Consolidation, Merger and Sale of Assets," the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to the events of default described above or covenants of ours contained in an indenture, including any addition of a covenant or other provision providing event risk or similar protection.

  Certain Definitions

     Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

     "Attributable Debt" means, as to any sale and leaseback transaction, at any date as of which the amount thereof is to be determined, the total amount determined by multiplying (i) the greater of (a) the fair value of the Real Property subject to the arrangement (as determined by us) or (b) the net proceeds of the sale of the Real Property to the lender or investor by (ii) a fraction, the numerator of which is the number of months in the unexpired initial term of the lease of the Real Property and the denominator of which is the number of months in the full initial term of such lease. Sale and leaseback transactions with respect to Real Property financed by obligations issued by a state or local governmental unit (whether or not tax exempt) will not be included in any calculation of Attributable Debt.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting
(1) all current liabilities (excluding any current liabilities for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of EDS and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

     "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

     "Real Property" means any real property, and any building, structure or other facility thereon, located in the United States (excluding its territories and possessions, but including Puerto Rico), that EDS or any Subsidiary owns or leases and that has a gross book value (without deduction of any depreciation reserves) on the date as of which the determination is being made in excess of 1% of Consolidated Net Tangible Assets. The definition excludes any such real property and any building, structure or other facility or portion thereof thereon (1) which comprises our former and current corporate headquarters in Dallas and Plano, Texas, respectively; (2) that is financed by obligations issued by a state or local governmental unit (whether or not tax exempt); and
(3) which if not owned or leased by EDS or any Subsidiary, in the opinion of our board of directors, would not have a material adverse effect on the business conducted by EDS and its Subsidiaries as an entirety.

     "Restricted Subsidiary" means any Subsidiary (except a Subsidiary engaged principally in financing the operations of EDS or its Subsidiaries, or both, outside the United States) that owns a Real Property and either (1) has more than 50% of its net sales and operating revenues during the preceding four calendar quarters derived from, or more than 50% of its operating properties located in, the United States (excluding its territories and possessions, but including Puerto Rico), or (2) has more than 50% of its assets consisting of securities of other Restricted Subsidiaries.

     "Subsidiary" means a corporation, association, partnership or other entity of which EDS or one or more Subsidiaries of EDS own, directly or indirectly, 80% or more of the outstanding voting interest.

  Restrictions on Secured Debt

     Unless otherwise provided in the applicable prospectus supplement, EDS will not, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Real Property or on any shares of stock or Debt of any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter called "Mortgage" or "Mortgages"), without providing that the debt securities shall be secured equally and ratably with (or prior to) such secured Debt.

     Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all such Debt so secured together with all Attributable Debt of EDS and its Restricted Subsidiaries in respect of sale and leaseback transactions (other than sale and leaseback transactions in which the net proceeds of the Real Property is applied to retire debt securities or certain other Debt) involving Real Properties would not exceed 10% of EDS' Consolidated Net Tangible Assets.

     Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

     .    Mortgages existing on the execution date of the applicable indenture;

     . Mortgages on property, stock, or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the Indenture;

     . Mortgages in favor of EDS or a Restricted Subsidiary by a Restricted Subsidiary;

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

     . Mortgages in favor of the United States of America or any state thereof, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

     . Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 360 days after such acquisition or completion of construction or development; and

     . any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing; provided, however, that (1) such extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on such property) and (2) the principal amount of Debt secured by such Mortgage is not increased in an amount exceeding 105% thereof.

  Restrictions on Sales and Leasebacks

     Unless otherwise provided in the applicable prospectus supplement, neither EDS nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Real Property, completion of construction and commencement of full operation of which has occurred more than 360 days previously, unless either:

     . EDS or the Restricted Subsidiary could create Debt secured by a Mortgage on the Real Property under the restrictions described under "--Restrictions on Secured Debt" above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities; or

     . EDS or the Restricted Subsidiary, within 120 days, applies to the retirement of the debt securities or other Debt of EDS or any of its Restricted Subsidiaries maturing more than one year after the sale or transfer of an amount equal to the net proceeds of the sale of the Real Property sold and leased pursuant to that arrangement.

This restriction will not apply to any sale leaseback transaction between EDS and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

     Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

     .    we are the continuing entity in the case of a merger; or

     . the surviving or acquiring entity is a U.S. corporation and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

     . immediately after giving effect to the transaction, no default or event of default would occur or be continuing;

     . the successor company waives any right to redeem any bearer security under circumstances in which the successor company would be entitled to redeem the bearer security but we would have not been entitled to redeem that bearer security if the consolidation, merger or sale had not occurred; and

     . we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, or sale complies with the indenture.

Conversion or Exchange Rights

     If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

     .    the type of securities into which they may be converted or exchanged;

     .    the conversion price or exchange ratio, or its method of calculation;

     .    whether conversion or exchange is mandatory or at your election;

     .    how and when the conversion price or exchange ratio may be adjusted;
          and

     . any other important terms concerning the conversion or exchange rights.

Global Securities

     Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

     The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

     Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or we, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder's ability to transfer its beneficial interests in global securities.

     While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder's own name, and that holder will not be entitled to receive a certificate representing that holder's ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

     The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

     Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in "street names," and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

     Generally, a global security may be exchanged for certificated debt securities only in the following instances:

     . the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days;

     . we determine in our sole discretion that we will no longer have debt securities represented by a global securities or that we will permit global securities to be exchanged for certificated debt securities.

     The following is based on information furnished to us:

     Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company ("DTC") will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully-registered securities registered in the name of Cede & Co., which is DTC's nominee. One or more fully-registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

     DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping accounts of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Any redemption notices need to be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each participant.

     Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

     Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or EDS, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

     Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those senior debt securities) or bearer securities (which will be transferable only by delivery). If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

Our Senior Debt Trustee

     The current trustee for our senior debt securities is The Chase Manhattan Bank, which performs services for us in the ordinary course of business. The Chase Manhattan Bank is also the trustee under a prior indenture between us and The Chase Manhattan Bank and acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of its business. The Chase Manhattan Bank is a participating lender under our current credit facility, a counterparty in some of our foreign exchange transactions, and a paying agent for our domestic commercial paper programs. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

     The indentures and the debt securities will be governed by the laws of the State of New York.

                         DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 2,200,000,000 shares of stock, including:

     . 2,000,000,000 shares of common stock, $0.01 par value per share, of which 467,907,984 shares were issued and outstanding as of April 30, 2001; and

     . 200,000,000 shares of preferred stock, $0.01 par value per share, including 15,000,000 shares that have been designated as Series A Junior Participating Preferred Stock, $0.01 par value per share, in connection with our rights agreement, of which no shares are currently issued or outstanding.

Common Stock

     This section describes the general terms of our common stock. For more detailed information, you should refer to our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

     Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote of our stockholders, subject to voting rights that may be established for shares of our preferred stock, if any. Except as may be provided in connection with our preferred stock or as otherwise may be required by law or our restated certificate of incorporation, our common stock is the only capital stock entitled to vote in the election of directors. Our common stock does not have cumulative voting rights.

     Subject to the rights of holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of our common stock will be entitled to receive any assets available for distribution to our stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

     The outstanding shares of our common stock are fully paid and nonassessable. Our common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of our authorized common stock as it is authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

     This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our restated certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

     Our board of directors has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

     .    the designation of the series;

     .    the number of shares within the series;

     . whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

     . the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

     . whether the shares are redeemable, the redemption price and the terms of redemption;

     . the amount payable to you for each share you own if we dissolve or liquidate;

     . whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

     . any restrictions on issuance of shares in the same series or any other series;

     .    voting rights applicable to the series of preferred stock; and

     .    any other rights, preferences or limitations of such series.

     Your rights with respect to your shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

     Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Rights Agreement

     Attached to each share of our common stock is one preferred share purchase right. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01, at a price of $200.00 per one one-hundredth of a share of Series A Junior Participating Preferred Stock, subject to adjustment. The rights expire on March 12, 2006, unless the final expiration date is extended or unless the rights are earlier redeemed by us.

     The rights represented by the certificates for our common stock are not exercisable, and are not separately transferable from the common stock, until the earlier of:

     . ten days after a person or group, called an "acquiring person," acquires beneficial ownership of 10% or more of our common stock; or

     . ten business days, or a later date determined by the board of directors, after the commencement or first public announcement of a tender or exchange offer that would result in a person or group beneficially owning 10% or more of our outstanding common stock.

     The earlier of these two dates is called the "distribution date." Separate certificates for the rights will be mailed to holders of record of our common stock as of the distribution date. The rights could then begin trading separately from our common stock.

     Generally, in the event that a person or group becomes an acquiring person, each right, other than the rights owned by the acquiring person, will entitle the holder to receive, upon exercise of the right, common stock having a value equal to two times the exercise price of the right. In the event that we are acquired in a merger, consolidation, or other business combination transaction or more than 50% of our assets, cash flow or earning power is sold or transferred, each right, other than the rights owned by an acquiring person, will entitle the holder to receive, upon the exercise of the right, common stock of the surviving corporation having a value equal to two times the exercise price of the right.

     At any time after the acquisition by the acquiring person of beneficial ownership of 10% or more of the outstanding shares of our common stock and before the acquisition by the acquiring person of 50% or more of the voting power of the outstanding shares of our common stock, the board of directors may exchange the rights, other than rights owned by the acquiring person, which would have become void, in whole or in part, at an exchange ratio of one share of our common stock per right, subject to adjustment.

     The rights are redeemable in whole, but not in part, at $0.01 per right until any person or group becomes an acquiring person. The ability to exercise the rights terminates at the time that the board of directors elects to redeem the rights. Notice of redemption will be given by mail to the registered holders of the rights. At no time will the rights have any voting rights.

     The number of outstanding rights, the exercise price payable, and the number of shares of Series A Junior Participating preferred stock or other securities or property issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.

     The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except in the case of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination that our board of directors approves.

     The shares of Series A Junior Participating Preferred Stock purchasable upon exercise of the right will rank junior to all other series of our preferred stock, if any, or any similar stock that specifically provides that it ranks prior to the shares of Series A Junior Participating Preferred Stock. The shares of Series A Junior Participating Preferred Stock will be nonredeemable. Each share of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend of $1.00 per share, if, as and when declared, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the shares of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes, voting together with our common stock. In the event of any merger, consolidation or other transaction in which our common stock is exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of our common stock. These rights are protected by customary antidilution provisions. Because of the nature of the Series A Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of the interest in a share of Series A Junior Participating Preferred Stock purchasable upon the exercise of each right should approximate the value of one share of our common stock.

     The description of the rights contained in this section does not describe every aspect of the rights. The rights agreement dated as of March 12, 1996, between us and the rights agent, contains the full legal text of the matters described in this section. A copy of the rights agreement has been incorporated by reference in the Registration Statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy.

Limitation on Directors' Liability

     Our restated certificate of incorporation provides, as authorized by
Section 102(b)(7) of the Delaware General Corporation Law, that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

     . for any breach of the director's duty of loyalty to us or our stockholders;

     . for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law;

     . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

     . for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in our restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Section 203 of the Delaware General Corporation Law

     Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

     This prohibition is effective unless:

     . The business combination is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

     . The interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

     . The business combination is approved by a majority of the board of directors and by the affirmative vote of 66% of the outstanding voting stock that is not owned by the interested stockholder.

     In general, the prohibitions do not apply to business combinations with persons who were stockholders before we became subject to Section 203 in 1996.

Special Charter and Bylaw Provisions

     Our amended and restated bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to our Secretary not less than 90 days nor more than 270 days before the scheduled date of the annual meeting of our stockholders. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the bylaws. Such requirement is in addition to those set forth in the regulations adopted by the SEC under the Exchange Act. Our restated certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than three nor more than fifteen and provides for a classified board of directors, consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class. Our directors may be removed only for cause.

     The restated certificate of incorporation provides that stockholders may not act by written consent in lieu of a meeting, unless such written consent is unanimous. Special meetings of the stockholders may be called by the Chairman of the Board or by the board of directors, but may not be called by stockholders. The amended and restated bylaws may be amended by the board of directors or by the affirmative vote of the holders of at least 66% of the aggregate voting power of our outstanding capital stock entitled to vote in the election of directors.

     The restated certificate of incorporation also contains a "fair price" provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of our outstanding capital stock, referred to as "related person." The "fair price" provision requires the affirmative vote of the holders of:

     .    at least 80% of our voting stock; and

     . at least 66% of our voting stock not beneficially owned by the related person, to approve certain transactions between the related person and us or our subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of our assets or our subsidiaries having a fair market value of at least $10 million, any transfer or issuance of our securities, the assets of or the securities of our subsidiaries, any adoption of a plan or proposal by us of our voluntary liquidation or dissolution, certain reclassifications of our securities or recapitalizations or certain other transactions, in each case involving the related person.

This voting requirement will not apply to certain transactions, including:

     . any transaction in which the consideration to be received by the holders of each class of capital stock is

          . the same in form and amount as that paid in a tender offer in which the related person acquired at least 50% of the outstanding shares of such class and which was consummated not more than one year earlier; or

          . not less in amount than the highest per share price paid by the related person for shares of such class; or

     . any transaction approved by our continuing directors (as defined in the restated certificate of incorporation).

This provision could have the effect of delaying or preventing change in control in a transaction or series of transactions that did not satisfy the "fair price" criteria.

     The provisions of the restated certificate of incorporation relating to our board of directors, the limitation of actions taken by written consent, the calling of special meetings, the amendment of the amended and restated bylaws and the "fair price" provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock entitled to vote for the election of directors.

     The foregoing provisions of the restated certificate of incorporation and the amended and restated bylaws, together with the rights agreement and the provisions of Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

     American Stock Transfer & Trust Company serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

     Our common stock is listed on the New York Stock Exchange and the London Stock Exchange. The trading symbol for our common stock on these exchanges is "EDS."

                       DESCRIPTION OF DEPOSITARY SHARES

General

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

     If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

     Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

     The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

     Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

                            DESCRIPTION OF WARRANTS

General Description of Warrants

     We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

     The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

     .    the title of the warrants;

     .    the offering price for the warrants, if any;

     .    the aggregate number of the warrants;

     . the designation and terms of the debt securities purchasable upon exercise of the warrants;

     . if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

     . if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

     . the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

     . the dates on which the right to exercise the warrants will commence and expire;

     . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     . whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     .    information relating to book-entry procedures, if any;

     . the currency or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of material United States federal income tax considerations;

     .    anti-dilution provisions of the warrants, if any;

     .    redemption or call provisions, if any, applicable to the warrants;

     . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     .    any other information we think is important about the warrants.

Stock Warrants

     The prospectus supplement relating to a particular issue of warrants to issue common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

     .    the title of the warrants;

     .    the offering price for the warrants, if any;

     .    the aggregate number of the warrants;

     . the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

     . if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     . if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     . the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

     . the dates on which the right to exercise the warrants commence and expire;

     . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     . the currency or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of material United States federal income tax considerations;

     .    antidilution provisions of the warrants, if any;

     .    redemption or call provisions, if any, applicable to the warrants;

     . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     .    any other information we think is important about the warrants.

Exercise of Warrants

     Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

     Until you exercise your warrants to purchase our debt securities, preferred stock, or common stock, you will not have any rights as a holder of our debt securities, preferred stock, or common stock, as the case may be, by virtue of your ownership of warrants.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

     .    the terms of the offering;

     .    the names of any underwriters or agents;

     .    the name or names of any managing underwriter or underwriters;

     .    the purchase price or initial public offering price of the securities;

     .    the net proceeds from the sale of the securities;

     .    any delayed delivery arrangements;

     . any underwriting discounts, commissions and other items constituting underwriters' compensation;

     .    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     .    any commissions paid to agents.

Sale through Underwriters or Dealers

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

     If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

     We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Except as set forth in the applicable prospectus supplement, Vinson & Elkins L.L.P., Dallas, Texas, will pass upon the validity of our debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units.

                                    EXPERTS

     The consolidated financial statements and schedule of EDS as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated in this prospectus and the Registration Statement by reference in reliance on the report of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by EDS.

Registration Fee..................................................   $  827,586
Accountant's fees and expenses....................................       30,000
Trustee's fees and expenses.......................................       10,000
Printing expenses.................................................       30,000
Rating agencies' fees.............................................      180,000
Legal fees and expenses...........................................      150,000
Miscellaneous.....................................................       10,000
   Total..........................................................   $1,237,586

     All of the above items, except for the registration fee, are estimates.

Item 15.  Indemnification of Directors and Officers.

  Delaware General Corporation Law

     Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in
Section 145. The expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

  Restated Certificate of Incorporation

     Article Seventh of our restated certificate of incorporation provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Seventh does not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Furthermore, any repeal or modification of Article Seventh of our restated certificate of incorporation by our stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

  Bylaws

     Article VI of our amended and restated bylaws provides that each person who at any time shall serve or shall have served as a director, officer, employee or agent, or any person who, while a director, officer, employee or agent of EDS, is or was serving at written request (in accordance with written procedures adopted from time to time by our board of directors) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from us as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended.

  Indemnification Agreements

     We have entered into indemnification agreements with our directors and certain of our officers, referred to as indemnitees. Under the terms of the indemnification agreements, we have generally agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent permitted by applicable law on the date of the agreements and to such greater extent as applicable law may thereafter permit. In addition, the indemnification agreements contain specific provisions pursuant to which we have agreed to indemnify each indemnitee (i) if the person is, by reason of his or her status as a director, nominee for director, officer, agent or fiduciary of our company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which the person was serving at our request (any such status being hereinafter referred to as a corporate status), made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation or other proceeding (each, a proceeding), other than a proceeding by or in the right of our company,
(ii) if the person is, by reason of his or her corporate status, made or threatened to be made a party to any proceeding brought by or in the right of our company to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in the proceeding as to which the indemnitee shall have been adjudged to be liable to us if applicable law prohibits indemnification (unless and only to the extent that a court shall otherwise determine), (iii) against expenses actually and reasonably incurred by the person or on his or her behalf in connection with any proceeding to which the indemnitee was or is a party by reason of his or her corporate status and in which the indemnitee is successful, on the merits or otherwise, (iv) against expenses actually and reasonably incurred by the person or on his or her behalf in connection with a proceeding to the extent that the indemnitee is, by reason of his or her corporate status, a witness or otherwise participates in any proceeding at a time when the person is not a party in the proceeding and (v) against expenses actually and reasonably incurred by the person in any judicial adjudication of or any award in arbitration to enforce his or her rights under the indemnification agreements.

     Furthermore, under the terms of the indemnification agreements, we have agreed to pay all reasonable expenses incurred by or on behalf of an indemnitee in connection with any proceeding, whether brought by us, in our right, or otherwise, in advance of any determination with respect to entitlement to indemnification and within 15 days after the receipt by EDS of a written request from such indemnitee for the payment. In the indemnification agreements, each indemnitee has agreed that he or she will reimburse and repay us for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by us against such expenses.

     The indemnification agreements also include provisions that specify the procedures and presumptions which are to be employed to determine whether an indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the indemnification agreements varies depending on whether there has occurred a "change in control" (as defined in the Indemnification Agreements) of our company.

  Insurance

     We have obtained and intend to maintain in effect directors' and officers' liability insurance policies providing customary coverage for our directors and officers against losses resulting from wrongful acts committed by them in their capacities as our directors and officers.

     The above discussion of our restated certificate of incorporation and amended and restated bylaws, the indemnification agreements and Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statute.

Item 16.  Exhibits.

     The following documents are exhibits to the Registration Statement.

Exhibit
Number                                  Description
-------                                 -----------

1**            Form of Underwriting Agreement.

4(a) Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the registrant dated June 7, 1996.

4(b) Certificate of Designation of Series A Junior Participating Preferred Stock dated March 12, 1996 - incorporated herein by reference to Exhibit A of Exhibit 4(c) to the Registration Statement on Form S-4 of the registrant (File No. 333-02543)

4(c)* Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through April 4, 2001.

4(d) Rights Agreement dated as of March 12, 1996 between the registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the registrant (File No. 333-02543).

4(e) Except for Exhibits 4(f) - (k), instruments defining the rights of holders of long-term debt of EDS have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of EDS and its subsidiaries. EDS will furnish a copy of any such instrument to the Securities and Exchange Commission upon request.

4(f) Indenture dated as of August 12, 1996 between Electronic Data Systems Corporation and The Chase Manhattan Bank (formerly Texas Commerce Bank National Association) - incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 of the registrant (File No. 333-10145).

4(g) First Supplemental Indenture dated October 12, 1999, between Electronic Data Systems Corporation and The Chase Manhattan Bank (formerly Chase Bank of Texas, National Association) - incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of the registrant dated October 12, 1999.

4(h)*          Form of Senior Debt Indenture.

4(i)**         Form of Senior Debt Securities.

4(j)*          Form of Subordinated Debt Indenture.

4(k)**         Form of Subordinated Debt Securities.

4(l)**         Form of Warrant Agreement.

4(m)**         Form of Warrant Certificate.

4(n)**         Form of Depositary Agreement.

4(o)**         Form of Depositary Receipt.

4(p)**         Form of Stock Purchase Contract.

4(q)**         Form of Stock Purchase Unit.

5*             Opinion of Vinson & Elkins L.L.P.

12*            Calculation of Ratio of Earnings to Fixed Charges.

23(a)*         Consent of KPMG LLP, independent auditors.

23(b)* Consent of Vinson & Elkins L.L.P. (included in Exhibit 5 to this Registration Statement).

24* Powers of Attorney (included on signature page to this Registration Statement).

25(a) Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Chase Manhattan Bank (successor to Chase Bank of Texas National Association, as successor to Texas Commerce Bank National Association) - incorporated herein by reference to
               Exhibit 25 to the Registration Statement on Form S-3 of registrant (File No. 333-10145).

25(b)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

25(c)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.
------------------------
*   Filed herewith
** To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.
*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     7. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     8. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 5th day of June, 2001.


                              Electronic Data Systems Corporation



                              By:        /s/ RICHARD H. BROWN
                                 ------------------------------------------
                                           Richard H. Brown
                                       Chairman of the Board and
                                        Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Brown, Jeffrey M. Heller, James
E. Daley and D. Gilbert Friedlander, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 5, 2001, in the capacities indicated.



               Signature                                        Title
               ---------                                        -----



         /s/ RICHARD H. BROWN                    Chairman of the Board, Chief
-----------------------------------------        Executive Officer and Director
           Richard H. Brown                      (Principal Executive Officer)


         /s/ JEFFREY M. HELLER                   Vice Chairman and Director
-----------------------------------------
           Jeffrey M. Heller


           /s/ JAMES E. DALEY                    Executive Vice President and
-----------------------------------------        Chief Financial Officer
             James E. Daley                      (Principal Financial Officer)


           /s/ MICHAEL MILTON                    Controller (Principal
-----------------------------------------        Accounting Officer)
           Michael Milton

               Signature                                        Title
               ---------                                        -----


           /s/ JAMES A. BAKER, III
-----------------------------------------                      Director
          James A. Baker, III


          /s/ WILLIAM M. DALEY
-----------------------------------------                      Director
          William M. Daley


          /s/ ROGER A. ENRICO
-----------------------------------------                      Director
          Roger A. Enrico


          /s/ WILLIAM H. GRAY, III
-----------------------------------------                      Director
          William H. Gray, III


          /s/ RAY J. GROVES
-----------------------------------------                      Director
          Ray J. Groves


          /s/ RAY L. HUNT
-----------------------------------------                      Director
          Ray L. Hunt


          /s/ C. ROBERT KIDDER
-----------------------------------------                      Director
          C. Robert Kidder


          /s/ JUDITH RODIN
-----------------------------------------                      Director
          Judith Rodin

                               INDEX TO EXHIBITS


Exhibit
Number                                  Description
-------                                 -----------

1**            Form of Underwriting Agreement.

4(a) Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the registrant dated June 7, 1996.

4(b) Certificate of Designation of Series A Junior Participating Preferred Stock dated March 12, 1996 - incorporated herein by reference to Exhibit A of Exhibit 4(c) to the Registration Statement on Form S-4 of the registrant (File No. 333-02543)

4(c)* Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through April 4, 2001.

4(d) Rights Agreement dated as of March 12, 1996 between the registrant and The Bank of New York, as Rights Agent - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the registrant (File No. 333-02543).

4(e) Except for Exhibits 4(f) - (k), instruments defining the rights of holders of long-term debt of EDS have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of EDS and its subsidiaries. EDS will furnish a copy of any such instrument to the Securities and Exchange Commission upon request.

4(f) Indenture dated as of August 12, 1996 between Electronic Data Systems Corporation and The Chase Manhattan Bank (formerly Texas Commerce Bank National Association) - incorporated by reference to Exhibit 4 to the Registration Statement on Form S-3 of the registrant (File No. 333-10145).

4(g) First Supplemental Indenture dated October 12, 1999, between Electronic Data Systems Corporation and The Chase Manhattan Bank (formerly Chase Bank of Texas, National Association) - incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of the registrant dated October 12, 1999.

4(h)*          Form of Senior Debt Indenture.

4(i)**         Form of Senior Debt Securities.

4(j)*          Form of Subordinated Debt Indenture.

4(k)**         Form of Subordinated Debt Securities.

4(l)**         Form of Warrant Agreement.

4(m)**         Form of Warrant Certificate.

4(n)**         Form of Depositary Agreement.

4(o)**         Form of Depositary Receipt.

4(p)**         Form of Stock Purchase Contract.

4(q)**         Form of Stock Purchase Unit.

5*             Opinion of Vinson & Elkins L.L.P.

12*            Calculation of Ratio of Earnings to Fixed Charges.

23(a)*         Consent of KPMG LLP, independent auditors.

23(b)* Consent of Vinson & Elkins L.L.P. (included in Exhibit 5 to this Registration Statement).

24* Powers of Attorney (included on signature page to this Registration Statement).

25(a) Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Chase Manhattan Bank (successor to Chase Bank of Texas National Association, as successor to Texas Commerce Bank National Association) - incorporated herein by reference to
               Exhibit 25 to the Registration Statement on Form S-3 of registrant (File No. 333-10145).

25(b)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

25(c)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.
-----------------------------
*   Filed herewith
** To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.